                                                                          Kansas

                          MORTGAGE, SECURITY AGREEMENT,
                             FINANCING STATEMENT AND
                         ASSIGNMENT OF RENTS AND LEASES

     THIS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF RENTS AND LEASES ("Mortgage") entered into as of the 27th day of February, 1997, by GFSI, INC., a Delaware corporation ("Mortgagor"), having its chief executive office at 9700 Commerce Parkway, Lenexa, Kansas 66219 in favor of THE FIRST NATIONAL BANK OF CHICAGO ("Mortgagee"), having an office at One First National Plaza, Chicago, Illinois 60670, as contractual representative for its benefit and for the benefit of the "Holders of Secured Obligations" as defined in that certain Credit Agreement (as amended, restated, modified, supplemented or substituted from time to time, the "Credit Agreement"), dated of even date herewith, by and among Mortgagor, Mortgagee and the institutions from time to time a party thereto as Lenders. The term "Holders of Secured Obligations" shall include those who are, and those who may hereafter become, parties to the Credit Agreement in such capacity. Except as otherwise provided herein, all capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement, which is hereby incorporated herein by reference.

                                   WITNESSETH:

     WHEREAS, pursuant to and upon satisfaction of the conditions set forth in the Credit Agreement, the Lenders have agreed to make certain A Term Loans, B Term Loans, Revolving Loans and Swing Line Loans and Mortgagee and Lenders have agreed to extend certain other financial accommodations from time to time to Mortgagor, all in an aggregate principal amount not to exceed One Hundred Fifteen Million and no/100 Dollars ($115,000,000.00); and

     WHEREAS, pursuant to the provisions of the Credit Agreement, Mortgagor has executed and delivered to Lenders, to further evidence the Loans, (i) those certain Term Loan A Notes, dated of even date herewith, in the aggregate principal amount of

This document was prepared by
and after recording should be
returned to:

James L. Marovitz
Sidley & Austin
One First National Plaza
Chicago, Illinois  60603

Forty Million and no/100 Dollars ($40,000,000.00), (ii) those certain Term Loan B Notes, dated of even date herewith, in the aggregate principal amount of Twenty Five Million and no/100 Dollars ($25,000,000.00), (iii) those certain Revolving Notes, dated of even date herewith, in the aggregate principal amount of Fifty Million and no/100 Dollars ($50,000,000.00) and (iv) that certain Swing Line Note, dated of even date herewith, in the aggregate principal amount of One Million and no/100 Dollars ($1,000,000)(the Term Loan A Notes, the Term Loan B Notes, the Revolving Notes and the Swing Line Note, and any and all renewals, extensions for any period, increases or rearrangements thereof are jointly referred to as the "Notes"); and

     WHEREAS, as a condition to Mortgagee's and Lenders' extension of such credit and financial accommodations to Mortgagor including, without limitation, the extension of credit evidenced by the Notes and pursuant to the Credit Agreement, Mortgagee and Lenders have required that Mortgagor enter into this Mortgage and grant to Mortgagee, for itself and as Agent, the liens and security interests referred to herein to secure, subject to the limitation as to amount as hereinafter provided, (i) the payment of the principal amount evidenced by the Notes together with interest thereon; (ii) payment of all L/C Obligations;
(iii) payment of the principal amount, together with interest thereon, of all present and future advances of money made by Mortgagee or Holders of Secured Obligations to Mortgagor, including without limitation, the reborrowing of principal previously repaid pursuant to the Credit Agreement, as well as all other Secured Obligations of Mortgagor to Mortgagee or Holders of Secured Obligations; and (iv) other payment and performance obligations related to this Mortgage (the aforesaid Secured Obligations of Mortgagor to Mortgagee, together with the obligations evidenced by the Notes plus interest and other payment and performance obligations being hereinafter referred to collectively as the "Liabilities"); and

     WHEREAS, the Liabilities secured hereby shall not exceed an aggregate principal amount, at any one time outstanding of Thirteen Million Two Hundred Thousand and no/100 Dollars ($13,200,000.00), provided, that the foregoing limitation shall apply only to the lien upon the real property created by this Mortgage, and it shall not in any manner limit, affect or impair any grant of a security interest or other right in favor of the Mortgagee under the provisions of the Credit Agreement or under any other security agreement at any time executed by Mortgagor;

     NOW, THEREFORE, in consideration of the premises contained herein and to secure payment of the Liabilities and in consideration of One Dollar ($1.00) in hand paid, the receipt and

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sufficiency whereof are hereby acknowledged, Mortgagor does hereby grant, remise, release, alien, convey, mortgage and warrant to Mortgagee, its successors and assigns, the following described real estate (the "Land") in Johnson County, Kansas, and does further grant a security interest to Mortgagee in all Mortgaged Property (as defined below) as may be secured under the Uniform Commercial Code (the "Code") in effect in the State of Kansas (the "State"):

     See Exhibit A attached hereto and by this reference made a part hereof for the legal description of the Land which Land, together with all right, title and interest, if any, which Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures now or hereafter located thereon of every nature whatsoever, is herein called the "Premises".

     TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Mortgagor may now have or hereafter acquire in and to (a) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining said Land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, and (b) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in subparagraphs (a) and (b) above (hereinafter the "Property Rights").

     TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Mortgagor may now or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in, on or attached to, and used or intended to be used in connection with, or with the operation of, the Premises, including, but not limited to (a) all apparatus, machinery and equipment of Mortgagor and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (the items described in the foregoing clauses (a) and (b) being the "Fixtures"). It is mutually agreed, intended and declared that the Premises and all of the Property Rights and Fixtures owned by Mortgagor (referred to collectively herein as the "Real Property") shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be real estate and covered by this Mortgage. It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Code in effect in the State, this instrument shall constitute a security agreement, fixture filing and financing statement, and Mortgagor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments Mortgagee may reasonably require from time to time to perfect or renew such security interest under the Code. To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture-filing" within the meaning of Sections 9-313 and 9-402 of the Code. Subject to the terms and conditions of the Credit Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at Mortgagee's sole election.

     TOGETHER WITH all the estate, right, title and interest of the Mortgagor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Real Property or any part thereof; and (except as otherwise provided herein or in the Credit Agreement) the Mortgagee is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and to apply the same as provided in the Credit Agreement; and (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property. (The rights and interests described in this paragraph shall hereinafter be called the "Intangibles".)

     As additional security for the Liabilities secured hereby, Mortgagor (i) does hereby pledge and assign to Mortgagee from and after the date hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all the rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as down payment for the purchase of all or any part of the Real Property) (the "Rents") under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property, and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, does hereby transfer and assign to Mortgagee all such leases and agreements (including all Mortgagor's rights under any contracts for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral leases relating to the Real Property) (the "Leases"). Mortgagee hereby grants to Mortgagor the right to collect and use the Rents as they become due and payable under the Leases, but not more than one (1) month in advance thereof, unless a Designated Default shall have occurred provided that the existence of such right shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor, and any such subsequent assignment shall be subject to the rights of the Mortgagee under this Mortgage. Mortgagor further agrees to execute and deliver such assignments of leases or assignments of land sale contracts as Mortgagee may from time to time request. In the event of a Designated Default (1) the Mortgagor agrees, upon demand, to deliver to the Mortgagee all of the Leases with such additional assignments thereof as the Mortgagee may request and agrees that the Mortgagee may assume the management of the Real Property and collect the Rents, applying the same upon the Liabilities in the manner provided in the Credit Agreement, and (2) the Mortgagor hereby authorizes and directs all tenants, pur chasers or other persons occupying or otherwise acquiring any interest in any part of the Real Property to pay the Rents due under the Leases to the Mortgagee upon request of the Mortgagee. Mortgagor hereby appoints Mortgagee as its true and lawful attorney in fact to manage said property and collect the Rents, with full power to bring suit for collection of the Rents and possession of the Real Property, giving and granting unto said Mortgagee and unto its agent or attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the protection of the security hereby conveyed; provided, however, that (i) this power of attorney and assignment of rents shall not be construed as an obligation upon said Mortgagee to make or cause to be made any repairs that may be needful or necessary and (ii) Mortgagee agrees that until such Designated Default as aforesaid, Mortgagee shall permit Mortgagor to perform the aforementioned management responsibilities. Upon Mortgagee's receipt of the Rents, at Mortgagee's option, it may use the proceeds of the Rents to pay: (1) reasonable charges for collection thereof, costs of necessary repairs and other costs requisite and necessary during the continuance of this power of attorney and assignment of rents, (2) general and special taxes, insurance premiums, and (3) any or all of the Liabilities pursuant to the provisions of the Credit Agreement. This power of attorney and assignment of rents shall be irrevocable until this Mortgage shall have been satisfied and released of record and the releasing of this Mortgage shall act as a revocation of this power of attorney and assignment of rents. Mortgagee shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with the provisions of the Credit Agreement.

     All of the property described above, and each item of property therein described, not limited to but including the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, is herein referred to as the "Mortgaged Property."

     Nothing herein contained shall be construed as constituting the Mortgagee a mortgagee-in-possession in the absence of the taking of actual possession of the Mortgaged Property by the Mortgagee. Nothing contained in this Mortgage shall be construed as imposing on Mortgagee any of the obligations of the lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by Mortgagee. In the exercise of the powers herein granted the Mortgagee, except as provided in the Credit Agreement, no liability shall be asserted or enforced against the Mortgagee, all such liability being expressly waived and released by Mortgagor.

     TO HAVE AND TO HOLD the Mortgaged Property, properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto Mortgagee, its beneficiaries, successors and assigns, forever for the uses and purposes herein set forth. Mortgagor hereby releases and waives all rights under and by virtue of the Homestead Exemption Laws, if any, of the State and Mortgagor hereby covenants, represents and warrants that, at the time of the ensealing and delivery of these presents, Mortgagor is well seised of the Mortgaged Property in fee simple and with lawful authority to sell, assign, convey and mortgage the Mortgaged

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Property, and that the title to the Mortgaged Property is free and clear of all encumbrances, except as described on Exhibit B attached hereto and made a part hereof, and that, except for the encumbrances set forth on Exhibit B, Mortgagor will forever defend the same against all lawful claims.

     The following provisions shall also constitute an integral part of this
Mortgage:

     1. Payment of Taxes on the Mortgage. Without limiting any of the provisions of the Credit Agreement, Mortgagor agrees that, if the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Mortgage or shall levy, assess, or charge any tax, assessment or imposition upon this Mortgage or the credit or indebtedness secured hereby or the interest of Mortgagee in the Premises or upon Mortgagee by reason of or as holder of any of the foregoing then, Mortgagor shall pay for such documentary stamps in the required amount and deliver them to Mortgagee or pay (or reimburse Mortgagee for) such taxes, assessments or impositions. Mortgagor agrees to exhibit to Mortgagee, at any time upon request, official receipts showing payment of all taxes, assessments and charges which Mortgagor is required or elects to pay under this paragraph. Mortgagor agrees to indemnify Mortgagee against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Liabilities and regardless of whether this Mortgage shall have been released.

     2. Leases Affecting the Real Property. Mortgagor agrees faithfully to perform all of its obligations under all present and future Leases at any time assigned to Mortgagee as additional security, and to refrain from any action or inaction which would result in termination of any such Leases or in the diminution of the value thereof or of the Rents due thereunder. All future lessees under any Lease made after the date of recording of this Mortgage shall, at Mortgagee's option and without any further documentation, attorn to Mortgagee as lessor if for any reason Mortgagee becomes lessor thereunder, and, upon demand, pay rent to Mortgagee, and Mortgagee shall not be responsible under such Lease for matters arising prior to Mortgagee becoming lessor thereunder.

     3. Use of the Real Property. Mortgagor agrees that it shall not permit the public to use the Real Property in any manner that might tend, in Mortgagee's reasonable judgment, to impair Mortgagor's title to such property or any portion thereof, or to make possible any claim or claims of easement by prescription or of implied dedication to public use.

     4. Indemnification. Mortgagor shall not use or permit the use of any part of the Real Property for an illegal purpose, including, without limitation, the violation of any environmental laws, statutes, codes, regulations or practices. Without limiting any indemnification Mortgagor has granted in the Credit Agreement, Mortgagor agrees to indemnify and hold harmless Mortgagee from and against any and all losses, suits, liabilities, fines, damages, judgments, penalties, claims, charges, costs and expenses (including reasonable attorneys' and paralegals' fees, court costs and disbursements) which may be imposed on, incurred or paid by or asserted against the Real Property by reason or on account of or in connection with (i) the construction, reconstruction or alteration of the Real Property, (ii) any negligence or misconduct of Mortgagor, any lessee of the Real Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees, (iii) any accident, injury, death or damage to any person or property occurring in, on or about the Real Property or any street, drive, sidewalk, curb or passageway adjacent thereto, or (iv) any other transaction arising out of or in any way connected with the Mortgaged Property.

     5. Insurance. Mortgagor shall, at its sole expense, obtain for, deliver to, assign and maintain for the benefit of Mortgagee, until the Liabilities are paid in full, insurance policies as specified in the Credit Agreement. In the event of a casualty loss, the net insurance proceeds from such insurance policies shall be paid and applied as specified in the Credit Agreement.

     6. Condemnation Awards. Mortgagor hereby assigns to Mortgagee, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use, and Mortgagor agrees that the proceeds of all such awards shall be paid and applied as specified in the Credit Agreement.

     7. Remedies. Subject to the provisions of the Credit Agreement, upon the occurrence of a Designated Default under the terms of the Credit Agreement, in addition to any rights and remedies provided for in the Credit Agreement, and to the extent permitted by applicable law, the following provisions shall apply:

     (a) Mortgagee's Power of Enforcement. It shall be lawful for Mortgagee to
(i) immediately sell the Mortgaged

Property either in whole or in separate parcels, as prescribed by the State law, under power of sale, which power is hereby granted to Mortgagee to the full extent permitted by the State law, and thereupon, to make and execute to any purchaser(s) thereof deeds of conveyance pursuant to applicable law or (ii) immediately foreclose this Mortgage by judicial action. The court in which any proceeding is pending for the purpose of foreclosure of this Mortgage may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Liabilities secured hereby, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the Loan hereby secured is made) for the benefit of Mortgagee, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption. The receiver, out of the Rents when collected, may pay costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay all or any part of the Liabilities or other sums secured hereby or any deficiency decree entered in such foreclosure proceedings. Upon or at any time after the filing of a suit to foreclose this Mortgage, the court in which such suit is filed shall have full power to enter an order placing Mortgagee in possession of the Real Property with the same power granted to a receiver pursuant to this subparagraph and with all other rights, privileges and obligations of a mortgagee-in-possession under applicable law.

     (b) Mortgagee's Right to Enter and Take Possession, Operate and Apply Income. Mortgagee shall, at its option, have the right, acting through its agents or attorneys, either with or without process of law, forcibly or otherwise, to enter upon and take possession of the Real Property, expel and remove any persons, goods, or chattels occupying or upon the same, to collect or receive all the Rents, and to manage and control the same, and to lease the same or any part thereof, from time to time, and, after deducting all reasonable attorneys' fees and expenses, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, distribute and apply the remaining net income in accordance with the terms of the Credit Agreement or upon any deficiency decree entered in any foreclosure proceedings.

     8. Application of the Rents or Proceeds from Fore closure or Sale. In any foreclosure of this Mortgage by judicial action, or any sale of the Mortgaged Property by advertisement, in addition to any of the terms and provisions of the Credit Agreement, there shall be allowed (and included in the decree for sale in the event of a foreclosure by judicial action) to be paid out of the Rents or the proceeds of such foreclosure proceeding and/or sale:

     (a) Liabilities. All of the Liabilities and other sums secured hereby which then remain unpaid; and

     (b) Other Advances. All other items advanced or paid by Mortgagee pursuant to this Mortgage; and

     (c) Costs, Fees and Other Expenses. All court costs, reasonable and documented attorneys' and paralegals' fees and expenses, appraiser's fees, advertising costs, filing fees and transfer taxes, notice expenses, expenditures for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title guarantees, title insurance policies, Torrens certificates and similar data with respect to title which Mortgagee in the reasonable exercise of its judgment may deem necessary. All such expenses shall become additional Liabilities secured hereby when paid or incurred by Mortgagee in connection with any proceedings, including but not limited to probate and bankruptcy proceedings, to which Mortgagee shall be a party, either as plaintiff, claimant or defendant, by reason of this Mortgage or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or sale by advertisement. The proceeds of any sale (whether through a foreclosure proceeding or Mortgagee's exercise of the power of sale) shall be distributed and applied in accordance with the terms of the Credit Agreement.

     9. Cumulative Remedies; Delay or Omission Not a Waiver. Each remedy or right of Mortgagee shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on the occurrence or existence of any Default shall impair any such remedy or right or be construed to be a waiver of any such Default or acquiescence therein, nor shall it affect any subsequent Default of the same or different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by Mortgagee.

     10. Mortgagee's Remedies against Multiple Parcels. If more than one property, lot or parcel is covered by this Mortgage, and if this Mortgage is foreclosed upon, or judgment is entered upon any Liabilities secured hereby, or if Mortgagee exercises its power of sale, execution may be made upon or Mortgagee may exercise its power of sale against any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at Mortgagee's election.

     11. No Merger. In the event of a foreclosure of this Mortgage or any other mortgage or deed of trust securing the Liabilities, the Liabilities then due the Mortgagee shall not be merged into any decree of foreclosure entered by the court, and Mortgagee may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust which also secure said Liabilities.

     12. Notices. All notices and other communications provided to any party hereto under this Mortgage shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     if to Mortgagor:

           GFSI, Inc.
           9700 Commerce Parkway
           Lenexa, Kansas 66219
           Attn: Robert Shaw
           Telecopy No.: 913/752-3346

     with copies to:

           The Jordan Company
           9 West 57th Street
           40th Floor
           New York, New York 10019
           Attn: A. Richard Caputo, Jr.
           Telecopy No.: 212/755-5263

                                       and

                                                Commercial
                                                Johnson County, Kansas


                                   EXHIBIT A
                               Local Description
                               -----------------


All of Lot 9 and part of Lot 13 and 15, 'KANSAS COMMERCE CENTER', a subdivision in Lenexa, Johnson County, Kansas, all being more particularly described as follows: Beginning at the Southerlymost corner of said Lot 9; thence North 56 degrees 00 minutes 00 seconds East along the Southeasterly line of said Lot 9, a distance of 175.00 feet; thence in a Northeasterly and Northerly direction, continuing along said Southeasterly line and along a curve to the left, tangent to the last described course, having a radius of 420.00 feet and a central angle of 58 degrees 15 minutes 44 seconds, an arc distance of 427.08 feet; thence North 2 degrees 15 minutes 44 seconds West along the East line of said Lot 9 and tangent to said curve, a distance of 135.00 feet; thence in a Northerly, Northwesterly and Westerly direction along the Northeasterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of 89 degrees 56 minutes 05 seconds, an arc distance of 502.29 feet; thence South 87 degrees 48 minutes 11 seconds West, along the Northerly line of said Lot 9, and tangent to the last said curve, a distance of 60.00 feet; thence in a Westerly, Southwesterly and Southerly direction along the Northwesterly line of said Lot 9 and along a curve to the left, tangent to the last described course, having a radius of 320.00 feet and a central angle of 80 degrees 06 minutes 00 seconds, an arc distance of
447.36 feet; thence South 7 degrees 42 minutes 11 seconds West along the Westerly line of said Lot 9 and tangent to the last described curve, a distance of 60.79 feet; thence in a Southerly and Southwesterly direction along the Westerly line of said Lot 9 and along the Northwesterly line of said Lot 13 and along a curve to the right, tangent to the last described course, have a radius of 380.00 feet and a central angle of 54 degrees 17 minutes 28 seconds, an arc distance of 360.09 feet; thence South 2 degrees 18 minutes 17 seconds East, a distance of 149.44 feet; thence North 87 degrees 48 minutes 11 seconds East, a distance of 375.21 feet to a point on the Northeasterly line of said Lot 15 that is South 66 degrees 05 minutes 00 seconds East, a distance of 95.00 feet from the Northerlymost corner thereof; thence South 66 degrees 05 minutes 00 seconds East along the last said Northeasterly line, a distance of 155.00 feet to an angle point therein; thence South 34 degrees 00 minutes 00 seconds East along the Northeasterly line of said Lot 15, a distance of 100.00 feet to the point of beginning.

                                                          110th Street
                                                          Johnson County, Kansas

                                   EXHIBIT A
                               Legal Description
                               -----------------


A tract of land in the South 1/2 of Section 8, Township 13, Range 24, City of Lenexa, Johnson County, Kansas said tract being more particularly described as follows:

Commencing at the Southeast corner of the Southeast 1/4 of Section 8, Township 13, Range 24, City of Lenexa, Johnson County, Kansas; then North 02 degrees
13' 25" West on the East line of the Southeast 1/4 of Section 8, Township 13, Range 24, 614.97 feet to a point; thence South 88 degrees 02' 50" West, 2460.01 feet on the existing Northerly Right-of-Way Line of 110th Street and its Westerly prolongation to a point; said point being on the existing Westerly Right-of-Way Line of Lakeview Avenue and also being the True Point of Beginning; thence continuing South 88 degrees 02' 50" West, 726.00 feet up to a point; thence North 02 degrees 13' 25" West, 360.00 feet to a point; thence North
88 degrees 02' 50" East, 726.00 feet to a point on the existing Westerly Right-of Way Line of Lakeview Avenue; thence South 02 degrees 13' 25" East, on the existing Westerly Right-of-Way Line of Lakeview Avenue, 360.00 East to the True Point of Beginning.

                                          Commercial



                                   EXHIBIT B
                             Permitted Exceptions
                             --------------------



           Those title exceptions listed on that certain "marked-up" title commitment/policy no. 97-1233, dated __________, issued by Chicago Title Insurance Company for the property described on Exhibit A hereto.
                                                ---------

                                                     Commercial



                                   EXHIBIT B
                             Permitted Exceptions
                             --------------------



           Those title exceptions listed on that certain "marked-up" title commitment/policy no. 97-1233, dated _________________, issued by Chicago Title Insurance Company for the property described on Exhibit A hereto.
                                                ---------